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                                                                    Exhibit 10.2









August 2, 2002


Ms. Elizabeth H. Salamone

Dear Lisa:

I am pleased to offer you the position of Executive Vice President, General Merchandise Manager at Restoration Hardware. This letter will confirm the most important details of our offer.

Title                   Executive Vice President, General Merchandise Manager

Salary                  $275,000 per year, paid bi-weekly.

Management Incentive    You will be eligible to participate in the Management
Program                 Incentive Program. Your target eligibility will be up to
                        50% of your base pay.

Stock Option Grant      250,000 stock options at the fair market value, to have
                        an effective date concurrent with your first day of
                        employment with the Company. The stock options will vest
                        over a 4-year period, with the terms being in accordance
                        with the administrative guidelines of the company's
                        stock option plan.

Car Allowance           You will receive a car allowance of $500.00 per month.

401(K) Plan & Employee  You will be eligible to participate in the Company's
Stock Purchase Plan     401(K) Plan and Employee Stock Purchase Plan on the
                        first enrollment dates following your date of hire.

Vacation                20 days (4 weeks) per year.

Employee Discount       You will be eligible for a 40% associate discount on
                        Restoration merchandise.


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The language that follows reflects our standard and legally required offer letter language. We don't mean for it to come across as impersonal, but rather, as sound and necessary information for you to know from the outset of your working relationship with us. The relationship between you and Restoration Hardware is called "at-will employment." This means that employment with the Company is for no specific period of time. As a result, either you or Restoration Hardware are free to terminate your employment relationship at any time for any reason, with or without cause. This is the full and complete agreement between us on this term. Although your job duties, title, compensation, benefits, or the Company's policies, practices and procedures may change from time to time, the "at-will" nature of your employment may only be changed in an express writing signed by you and the Chief Executive Officer of the Company.

I am enclosing two copies of this letter. Please sign and return one copy to me on your first day of work and keep the other copy for your files.

Lisa, we are very excited about you joining the "Resto" team and look forward to your contributions to the growth and success of the Company.

Sincerely,



/s/ GARY FRIEDMAN
Gary Friedman
President and Chief Executive Officer




--> I understand and agree to the terms of this offer of employment:

/s/ Lisa Salamone                              August 20, 2002
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Lisa Salamone                                  Date

cc:   Associate's File